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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39642, 333-68032 and 333-81334) and Form S-8 (Nos. 333-62891,
333-63430, 333-76254, 333-86161, 333-100814, 333-104601 and 333-113512) of Amkor
Technology, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements of Unitive, Inc. included in the Current Report (Form 8-K/A) of Amkor Technology, Inc.

Raleigh, North Carolina                                    /s/ Ernst & Young LLP
October 28, 2004

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